                              EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement") is made as of April 1, 2001 by LabelClick Inc., a Florida corporation (the "Employer"), and Brian Nugent (the
"Executive").

        The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

        For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

        "AGREEMENT" -- this Employment Agreement, as amended from time to time.

        "BASIC COMPENSATION" -- Salary and Benefits.

        "BENEFITS" -- as defined in Section 3.1(b).

        "BOARD OF DIRECTORS" -- the board of directors of the Employer.

        "CONFIDENTIAL INFORMATION" -- any and all:

        (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of Chapter 688, Florida Statutes;

        (b) information concerning the business and affairs of the Employer
(which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented;

        (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing, and

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        (d) any and all of the foregoing as it relates to LabelClick Inc., a
Florida corporation and any of its affiliates.

        "DISABILITY" -- as defined in Section 5.2.

        "EFFECTIVE DATE" -- the date stated in the first paragraph of the Agreement.

        "EMPLOYEE INVENTION" -- any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design
(whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the
Executive, either solely or in conjunction with others, during the Employment
Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

        "EMPLOYMENT PERIOD" -- the term of the Executive's employment under this
Agreement.

        "FISCAL YEAR" -- the Employer's fiscal year, as it exists on the effective date or is changed from time to time.

        "FOR CAUSE" -- as defined in Section 5.3.

        "FOR GOOD REASON" -- as defined in Section 5.4.

        "INCENTIVE COMPENSATION" -- as defined in Section 3.2.

        "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

        "POST-EMPLOYMENT PERIOD" -- as defined in Section 7.2.

        "PROPRIETARY ITEMS" -- as defined in Section 6.2(a)(iv).

        "SALARY" -- as defined in Section 3.1(a).

                                     Page 2

2. EMPLOYMENT TERMS AND DUTIES

        2.1 EMPLOYMENT. The Employer hereby employs the Executive, and the
Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

        2.2 TERM. Subject to the provisions of Section 6, the term of the
Executive's employment under this Agreement will be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date.
This Agreement will be renewed automatically thereafter for successive periods of one year, unless not less than 30 days prior to the end of the initial three year period or prior to the end of any one-year renewal period, one of the parties sends written notice to the other party of its intent to terminate this
Agreement at the end of such period.

        2.3 DUTIES. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors and will initially serve as the President of the Employer. The Executive will devote his entire business time, attention, skill, and energy to the business of the Employer. The
Executive will, however, use his best efforts to promote the success of the
Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer.

3. COMPENSATION

        3.1 BASIC COMPENSATION.

                (a) SALARY. The Executive will be paid an annual salary of $100,000,
(the "Salary"). $45,000.00 of which will be accrued until company has raised capital then will be payable in equal periodic installments according to the Employer's customary payroll practices. The Executive's base salary shall increase annually by an amount to be determined in the sole discretion of the Board of Directors based on the Board's review of the Executive's performance and the financial performance of the Employer.

                (b) BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits"). The Employer will pay 100% of the monthly health insurance benefits for the Executive and his immediate family members.

                                     Page 3

        (c) VACATION AND DAYS OFF. The Executive shall be entitled to such vacation time during each fiscal year of the Employer as he may qualify for, in accordance with any vacation policy from time to time established by the Employer's Board of
Directors. Notwithstanding the foregoing, the Employee shall be entitled to an annual vacation period of not less than four weeks, during which time his compensation shall be paid in full.

        3.2 INCENTIVE COMPENSATION. As additional compensation (the "Incentive
Compensation") for the services to be rendered by the Executive pursuant to this
Agreement, the Employer will pay the Executive an annual bonus as determined in the sole discretion of the Board of Directors based on the Board's evaluation of the Executive's performance and the financial performance of the Employer.

        3.3 STOCK OPTIONS. The Executive shall be eligible for the grant of stock options in accordance with the provisions of the Company's 2001 Stock Option
Plan, as determined by the Administrator of such Plan.

4. FACILITIES AND EXPENSES

        The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement.
The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies. The
Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

5. TERMINATION

        5.1 EVENTS OF TERMINATION. The Employment Period, the Executive's Basic
Compensation and Incentive Compensation, and any and all other rights of the
Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 5):

                (a) upon the death of the Executive;

                (b) upon the disability of the Executive (as defined in Section
        5.2) immediately upon notice from either party to the other;

                (c) for cause (as defined in Section 5.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

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                (d) for good reason (as defined in Section 5.4) upon not less than thirty days' prior notice from the Executive to the Employer.

        5.2 DEFINITION OF DISABILITY. For purposes of Section 5.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the
Executive is unable to perform the Executive's duties under this Agreement for
30 consecutive days, or 90 days during any twelve month period, as determined in accordance with this Section 5.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the
Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section
5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

        5.3 DEFINITION OF "FOR CAUSE." For purposes of Section 5.1, the phrase
"for cause" means: (a) the Executive's material breach of this Agreement (b) the
Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation
(or attempted appropriation) of a material business opportunity of the Employer
(it being understood that the sale of products through the internet is not an opportunity of the Employer), including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the
Employer; (d) the misappropriation (or attempted misappropriation) of any of the
Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

        5.4 DEFINITION OF "FOR GOOD REASON." For purposes of Section 5.1, the phrase "for good reason" means the Employer's material breach of this Agreement.

        5.5 TERMINATION PAY. Effective upon the termination of this Agreement, the

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Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 5.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer.
For purposes of this Section 5.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the
Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

                (a) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. If the Executive
terminates this Agreement for good reason, the Employer will pay the Executive
(i) the Executive's Salary for the remainder, if any, of the calendar month in which such termination is effective and for three consecutive calendar months thereafter, and (ii) that portion of the Executive's Incentive Compensation
(including the number of shares included in the option provided for herein), if any, for the year during which the termination is effective, prorated through the date of termination based on the number of days in the year.

                (b) TERMINATION BY THE EMPLOYER FOR CAUSE. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any
Incentive Compensation for the year during which such termination occurs or any subsequent year.

                (c) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section
5.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of
(i) six consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

                (d) TERMINATION UPON DEATH. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the
Executive's Incentive Compensation (including the number of shares included in

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the option provided for herein), if any, for the year during which his death occurs, prorated through the end of the month during which his death occurs.

                (e) BENEFITS. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

6. NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

        6.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that (a)
during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such
Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of
Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

        6.2 AGREEMENTS OF THE EXECUTIVE. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this
Agreement, the Executive covenants as follows:

                (a) CONFIDENTIALITY.

                        (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                        (ii) Any trade secrets of the Employer will be entitled
to all of the protections and benefits under Chapter 688, Florida Statutes and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered

                                     Page 7

Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                        (iii) None of the foregoing obligations and restrictions
applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

                        (iv) The Executive will not remove from the Employer's premises
(except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form
(collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the
Employment Period, the Executive will return to the Employer all of the Proprietary
Items in the Executive's possession or subject to the Executive's control, and the
Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                (b) EMPLOYEE INVENTIONS. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the
Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such
Employee Inventions. The Executive covenants that he will promptly:

                        (i) disclose to the Employer in writing any Employee Invention;

                        (ii) assign to the Employer or to a party designated by the
Employer, at the Employer's request and without additional compensation, all of the
Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                        (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                                     Page 8

                        (iv) sign all other papers necessary to carry out the above obligations; and

                        (v) give testimony and render any other assistance in support of the Employer's rights to any Employee Invention.

        6.3 DISPUTES OR CONTROVERSIES. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the
Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

7. NON-COMPETITION AND NON-INTERFERENCE

        7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that: (a)
the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is national in scope and its products are marketed throughout the
United States; (c) the Employer competes with other businesses that are or could be located in any part of the United States; (d) the provisions of this Section
7 are reasonable and necessary to protect the Employer's business.

        7.2 COVENANTS OF THE EXECUTIVE. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

                (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend
Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer anywhere within the United States, excluding existing companies in which the Executive is presently engaged in an operating capacity;
provided, however, that the Executive may purchase or otherwise acquire up to
(but not more than) ten percent of any class of securities of any enterprise

                                     Page 9

(but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                (b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment
Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

                (c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment
Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the
Employer; or (ii) at any time during the Employment Period and for one years thereafter, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

                (d) at any time during or after the Employment Period, disparage the
Employer or any of its shareholders, directors, officers, employees, or agents.

        For purposes of this Section 7.2, the term "Post-Employment Period" means the one year period beginning on the date of termination of the Executive's employment with the Employer.

        If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

        The period of time applicable to any covenant in this Section 7.2 will be extended by the duration of any violation by the Executive of such covenant.

        The Executive will, while the covenant under this Section 7.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Buyer or the Employer may notify

                                    Page 10

such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

8. GENERAL PROVISIONS

        8.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and
7) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 8 or any other remedies of the
Employer, if the Executive breaches any of the provisions of Section 6 or 7, the
Employer will have the right to cease making any payments otherwise due to the
Executive under this Agreement.

        8.2 COVENANTS OF SECTIONS 6 AND 7 ARE ESSENTIAL AND INDEPENDENT COVENANTS.
The covenants by the Executive in Sections 6 and 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Buyer would not have purchased the Assets and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

        The Executive's covenants in Sections 6 and 7 are independent covenants and the existence of any claim by the Executive against the Employer under this
Agreement, will not excuse the Executive's breach of any covenant in Section 6 or 7.

        If the Executive's employment hereunder expires or is terminated, this
Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 6 and 7.

        8.3 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. The Executive
represents and warrants to the Employer that the execution and delivery by the
Executive of this Agreement do not, and the performance by the Executive of the
Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the

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Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the
Executive is a party or by which the Executive is or may be bound.

        8.4 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

        8.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this
Agreement.

        8.6 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

        8.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service
(receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                                    Page 12

                       If to Employer:  LabelClick Inc.
                                        6925 112th Circle Ste. 102
                                        Largo, FL  33773
                                        Attention:  Stephen M. Watters
                                        Facsimile No.:  (727) 548-7135

                       With a copy to:  Shumaker, Loop & Kendrick, LLP.
                                        Barnett Plaza, Ste. 2800
                                        Tampa, FL  33602
                                        Attention:  Julio Esquivel, Esq.
                                        Facsimile No.:  (813) 229-1600

                  If to the Executive:  Brian Nugent
                                        9802 Gretna Green Drive
                                        Tampa, FL 33626
                                        Attention:  Brian Nugent
                                        Facsimile No.:  (813) 926-9976

        8.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

        8.9 GOVERNING LAW. This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

        8.10 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Florida,
County of Pinellas, or, if it has or can acquire jurisdiction, in the United
States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

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        8.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified.
All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        8.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this
Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        8.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN
ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                        EMPLOYER:

                                        LABELCLICK, INC.

                                        By:/s/ Stephen Watters
                                           Stephen Watters- CEO

                                        EXECUTIVE:

                                        By:/s/ Brian T. Nugent
                                           Brian T. Nugent- President